Exhibit 10.11

(SLM LOGO)

135 Pinelawn Road
Suite 130N
Melville, NY 11747
Office: (631) 393-0153
Toll Free: (866) SLM-LEAD
Fax: (631) 393-0159
www.slmbiz.com

                             TBeV PAYMENT AGREEMENT
                                     BETWEEN
                           SALES LEAD MANAGEMENT INC.
                                       AND
                          KENT FINANCIAL IN COSTA RICA

I Adam Silverstein, acting as a Managing Representative of Kent Financial in Costa Rica authorize Sales Lead Management to enter into an agreement with Kent Financial for a total of 30 users on The Broker's e-Vantage web based software. This is a 90 day commitment. After 90 days, the term will automatically renew for a period of 1 year. The fee is $100.00 USD per month per user which equals $3,000.00 USD each month. This represents the monthly licensing fee for unlimited individual use of The Broker's e-Vantage for 30 users. Payment must be wired into SLM's corporate bank account on or before the 1st of every month commencing on August 1st 2005.

The dialer portion of TBeV is still under construction for Kent Financial and will be completed once Kent Financials technical support department provides SLM with the technical data they requested.

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I acknowledge that any request to terminate these services must occur in writing to SLM Inc., 135 Pinelawn Rd. suite 130N Melville, NY 11747 at least 30 days in advance of the termination date.

Sales Lead Management Inc. acknowledges that all proprietary information stored on SLM servers or SLM databases are NOT property of SLM Inc., or any of its subsidiaries or employees. SLM Inc. will utilize all security measures discussed to protect all database information.

Please allow my signature along with the signature of Michael Mavrovitis, National Sales Manager at SLM as acknowledgement to allow Sales Lead Management Inc. to start developing the Kent Financial Intro Flash and assign 30 user names and passwords on TBeV. I agree with the amount stated and will wire the amount to SLM's corporate account ON A monthly basis.

/s/ Adam Silverstein PRESIDENT
---------------------------------                                   ------------
Adam Silverstein - Kent Financial                                   Date


---------------------------------
Michael Mavrovitis - SLM

(C.R. OFFICE)
OFICENTRO LA SABANA, EDIFICIO 7 PISO 8 SAN JOSE, C.R.
-----------------------------------------------------
Kent Financial Office Address

PLEASE USE THE FOLLOWING CONTACT INFO FOR THE WEB INTERFACE AND FLASH:

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                           SALES LEAD MANAGEMENT, INC.

                              SUBSCRIBER AGREEMENT

      AGREEMENT made this 1st day of August, 2005 between SALES LEAD MANAGEMENT, INC. ("SLM"), a Delaware corporation having offices located at 135 Pinelawn Road, Suite 130N, Melville, NY 11747 and KENT FINANCIAL ("Subscriber") with offices at Oficentro La Sabana Edifico 7 PIS03 San Jose Costa Rica.

            WHEREAS, SLM owns and operates its proprietary "Broker's E-Vantage" sales lead management system and related software and documentation accessible by its customers via the Internet (the "System");

            WHEREAS, Subscriber desires to contract with SLM, and SLM desires to provide Subscriber with the use of and access to the System upon the terms and conditions set forth herein;

            NOW THEREFORE, the parties agree as follows:

      1. SERVICES TO BE PROVIDED. Subject to the terms and conditions set forth herein, SLM agrees to provide Subscriber with a non-exclusive limited license to use and access the System. The System presently provides the functions described on Schedule A annexed hereto and may be modified from time to time by SLM, at SLM's sole and exclusive discretion.

      2. CHARGES AND TERMS OF PAYMENT. In consideration of the use of and access to the System, Subscriber agrees to pay SLM the license fees and charges as set forth on Schedule B annexed hereto. In addition, Subscriber shall be responsible for payment of all Federal, state, and local taxes, if any, other than taxes assessed against SLM's income, and for telecommunication and connectivity charges relating to Subscriber's use and access of the System, and related equipment at Subscriber's premises. Invoices for Subscriber's use of and access to the System shall be calculated in accordance with the scheduled charges and shall be rendered monthly. Payment by Subscriber of applicable fees and charges will be due upon issuance of the invoice for such fees and charges. Additional fees, charges and other terms may apply in connection with the provision of new products or services offered by SLM, which shall be mutually agreed upon by the parties hereto.

      3. SUBSCRIBER DATA. In connection with Subscriber's use of the System, the parties acknowledge that SLM will collect from Subscriber certain data and information and maintain that data on its database (the "Data"). SUBJECT TO
SECTION 11(d) BELOW, ALL DATA AND RIGHTS THEREIN SHALL BE THE EXCLUSIVE PROPERTY OF SUBSCRIBER.

      4. ACCOUNT NUMBERS, USER I.D. CODES AND PASSWORDS. Subscriber will be assigned an account number to be used for billing purposes. User ID codes and associated passwords will be assigned to Subscriber and/or Subscriber's employees who Subscriber notifies SLM in writing are authorized to access the System. Subscriber and its employees may gain on-line access, via

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secure point-to-point connections, to the System by utilizing their User ID codes and passwords. If an authorized user ("User") becomes ineligible to access the system by virtue of the termination of such User's employment or for any other reason, Subscriber shall (i) promptly notify SLM of such termination; and
(ii) terminate such employee's User ID code and password. SLM shall not be responsible for access to and/or reports ordered utilizing User ID codes and passwords by unauthorized Users. User ID codes and passwords may be changed in the sole discretion of SLM at any time.

      5. CERTIFICATION BY SUBSCRIBER. Subscriber expressly agrees and acknowledges the following:

            (a) In using any data, information, content or reports received by it as the result of the use of and access to the System, Subscriber expressly assumes all risks, known and unknown, relating thereto.

            (b) Subscriber will utilize all data, information, content and reports provided by SLM hereunder solely in connection with its lawful operations (including, without limitation, e-mail usage) and will not request or use such information for any purpose which may be prohibited by applicable law, rule or regulation. All such information shall be utilized and maintained by Subscriber in such manner as may be required by applicable laws, rules or regulations.

            (c) The System is designed to operate in conjunction with the hardware and connectivity specifications designated by SLM, which Subscriber acknowledges it is solely responsible to procure and maintain. The terminals or other equipment used to access the System will be operated only by authorized employees of Subscriber who have received sufficient training in the use and operation thereof and who are aware of the limitations and other provisions contained in this Agreement. Subscriber agrees to (i) take all reasonable measures to prevent unauthorized use of such terminal(s) or equipment and access to the System by any person other than authorized and designated operators, and
(ii) to establish, and enforce policies whereby its employees are forbidden to access the System except as provided for herein.

            (d) Each attempt by Subscriber or its employees to access the System shall constitute a reaffirmation of the representations and agreements set forth in this Agreement.

            (e) The System and all proprietary rights and intellectual property rights relating to the System are the sole and exclusive property of SLM, and Subscriber shall have no claim relating thereto. Subscriber expressly acknowledges and agrees that SLM is and shall remain the exclusive owner of the System and all source code, object code, machine language, software, and all intellectual property rights, patent rights, trademarks, copyrights and trade secrets therein and associated therewith, and as may be associated with any other business owned or operated by SLM or its principals (collectively, the "SLM Intellectual Property").

      6. REPRESENTATIONS AND WARRANTIES OF SLM. SLM hereby represents and warrants to Subscriber as follows:

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

            (a) SLM is the owner of the System and has full right, power and authority to execute, deliver and perform its obligations under this Agreement.

            (b) The Intellectual Property rights utilized in connection with the System and performance of the Services hereunder do not violate any rights of any third party, and there is currently no actual or threatened suit by any such third party based on an alleged violation of such rights by SLM.

            (c) The System shall function substantially in accordance with the specifications set forth on Schedule A annexed hereto.

      7. REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER. Subscriber hereby represents and warrants to SLM as follows:

            (a) The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of Subscriber and does not violate any provision of applicable law, rule or regulation.

            (b) Subscriber shall make no claim nor assert any interest or right in the SLM Intellectual Property.

      8.    CONFIDENTIAL INFORMATION.

            (a) Each party undertakes to retain in confidence the non-public terms of this Agreement and all other non-public information and know-how disclosed pursuant to this Agreement which is either designated as proprietary and/or confidential or by nature of the circumstances surrounding disclosure, ought in good faith to be treated as proprietary and/or confidential, and all copies thereof and notes relating thereto ("Confidential Information"); provided, however, that each party hereto may disclose the terms and conditions of this Agreement to its immediate legal and financial consultants. The term "Confidential Information" does not include any information which (i) at the time of disclosure or thereafter is generally available to the public (other than as a result of a disclosure directly or indirectly by a party or its representatives in violation of this Agreement), (ii) is or becomes available to a party on a non-confidential basis from a source other than the other party or its representatives, provided that, to the receiving party's knowledge, such source was not prohibited from disclosing such information to such receiving party by a legal, contractual or fiduciary obligation owed to the other party,
(iii) was in a party's possession or knowledge prior to its being furnished by or on behalf of the party, prohibited from disclosing such information to such party by a legal, contractual or fiduciary obligation owed to the other party,
(iv) is developed by the receiving party independently of any disclosure of such Confidential Information by the disclosing party; or (v) whose disclosure is required by applicable law, rule or regulation. Each party agrees not to disclose the other party's Confidential Information to any third party without the prior written consent of the disclosing party. A party's disclosure of Confidential Information as required by government or judicial order is not prohibited by this Agreement, provided that the disclosing party gives the other party prompt notice of such order and assists in the procurement of appropriate protective order (or equivalent) imposed on such disclosure. Nothing contained

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

herein limits either party's right to develop products independently without the use of the other party's Confidential Information. Except as may otherwise be specified in a duly countersigned rider or amendment hereto, to the extent not inconsistent with this Section 8, the terms of any non-disclosure agreement(s) entered into between the parties prior to this Agreement expressly survive the execution of this Agreement and are deemed incorporated herein by reference.

            (b) Each party agrees that money damages would not be a sufficient remedy for any breach or threatened breach of this Section 8 by it and that the other party shall be entitled to equitable relief, including an injunction and specific performance, in the event of any such breach or threatened breach, in addition to all other remedies available at law or in equity without the necessity of posting any bond or other security or proving that monetary damages would be an inadequate remedy. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement but shall be in addition to all other remedies available at law or in equity.

      9.    DISCLAIMERS AND LIMITATION OF LIABILITY

            (a) Subscriber expressly agrees that use of and access to the System is at Subscriber's sole risk. Neither SLM nor its affiliates, officers, directors, shareholders, employees or agents warrant that the System or any services rendered by SLM will be uninterrupted or error-free, nor do they make any warranty as to the results (including cost savings) that may be obtained from the use of the System or Services or as to the accuracy, reliability or currency of any data, information or content provided therefrom. THE PARTIES EXPRESSLY ACKNOWLEDGE AND AGREE THAT THE WARRANTIES, LIMITATIONS AND EXCLUSIONS SET FORTH IN THIS AGREEMENT (I) REPRESENT THE PARTIES' AGREEMENT AS TO THE ALLOCATION OF RISK BETWEEN THE PARTIES AND THAT THE AMOUNTS PAYABLE BY SUBSCRIBER TO SLM PURSUANT TO THIS AGREEMENT REFLECT SUCH ALLOCATION OF RISK, WITHOUT WHICH NEITHER PARTY WOULD HAVE BEEN WILLING TO ENTER INTO THIS AGREEMENT; AND (II) FORM AN ESSENTIAL BASIS OF THE BARGAIN BETWEEN THE PARTIES.

            (b) THE SYSTEM AND ANY SERVICES ARE PROVIDED BY SLM ON AN "AS IS" AND "AS AVAILABLE" BASIS. OTHER THAN AS EXPRESSLY PROVIDED FOR HEREIN, SLM MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, AS TO THE OPERATION OF THE SYSTEM AND SERVICES OR THE DATA, INFORMATION, CONTENT, MATERIALS OR PRODUCTS OBTAINED THEREFROM. TO THE FULLEST EXTENT PERMISSIBLE BY APPLICABLE LAW, RULE, OR REGULATION, SLM DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. UNDER NO CIRCUMSTANCES SHALL SLM, ITS AFFILIATES OR THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS BE LIABLE TO SUBSCRIBER OR ANY THIRD-PARTY FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS AND BUSINESS INTERRUPTION, WHETHER IN CONTRACT OR IN TORT, INCLUDING NEGLIGENCE, ARISING IN ANY WAY FROM ANY PRODUCT OR SERVICE SOLD OR

PROVIDED ON THE SLM SYSTEM, EVEN IF SLM IS EXPRESSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL SLM'S LIABILITY EXCEED THE PRICE PAID BY SUBSCRIBER FOR THE USE OF AND ACCESS TO THE SYSTEM OR THE SERVICES. NO ORAL ADVICE OR WRITTEN INFORMATION GIVEN BY SLM OR ITS AFFILIATES, NOR ANY OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, PROVIDERS, OR THE LIKE, SHALL CREATE A WARRANTY; NOR SHALL USER RELY ON ANY SUCH INFORMATION OR ADVICE.

            (c) Under no circumstances shall SLM be liable for any direct, indirect, incidental, special, or consequential damages that result from the use of or inability to use the System or any data, information or content obtained from the System that results from mistakes, omissions, interruptions, deletion of files or e-mail, errors, defects, viruses, delays in operation or transmission, or any failure of performance, whether or not resulting from acts of God, communications failure, theft, destruction, or unauthorized access to SLM's records, programs, or services. Subscriber hereby acknowledges that this paragraph shall apply to all data, information content, reports, and services available through the System.

      10.   INDEMNIFICATION.

            (a) Each party agrees to indemnify, defend, and hold harmless the other party, and its officers, directors, shareholders, employees, successors and assigns, from and against any and all actions, causes of action, claims, demands, costs, liabilities, expenses and damages (including, without limitation, reasonable attorneys' fees) arising out of or in connection with any breach of any representation, warranty or covenant set forth herein. In addition, Subscriber hereby agrees to indemnify, defend and hold SLM, its officers, directors, shareholders, employees, successors and assigns, harmless from and against any and all actions, causes of action, claims, demands, costs, liabilities, expenses and damages (including, without limitation, reasonable attorneys' fees) arising out of or in connection with the use and operation of the System, including, without limitation, the provision or transmission of any data, content, reports or services.

            (b) If either party requests indemnification hereunder ("Indemnified Party"), it will give notice to the party from which indemnification is requested ("Indemnifying Party") promptly after the receipt of any claim that may be indemnifiable hereunder and afford the Indemnifying Party the opportunity to control the defense and approve any compromise, settlement, litigation or other resolution or other disposition of such claim except that the Indemnifying Party will have reasonable approval as to any settlement, and if the Indemnifying Party unreasonably fails to approve any settlement, it will be responsible for any and all losses, liabilities, damages, costs and expenses (including without limitation reasonable outside attorneys' fees and expenses) in excess of and after the time of the proposed settlement. If the Indemnifying Party assumes control over an indemnified claim, the Indemnified Party may participate in such defense at its sole cost and expense and shall provide the Indemnifying Party with such reasonable cooperation and assistance as may be required in the defense of any such claim.

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      11.   TERM AND TERMINATION.

            (a) TERM. This Agreement shall become effective as of the date first written above ("Effective Date") and shall continue for a period of 90 days from the date hereof (the "Term") unless terminated earlier as provided below. Each consecutive twelve (12) month period commencing on the Effective Date and continuing through the expiration of the Term shall be referred to herein as a "Contract Year." The Term of the Agreement may be extended upon the mutual written agreement of the parties.

            (b) TERMINATION FOR CAUSE. Notwithstanding the Term of this Agreement as provided in Section 11(a) above, this Agreement may be terminated at any time by either party in the event either party breaches any material provision of this Agreement, and such breach is not cured within ten (10) days following the breaching party's receipt of written notice of such breach from the non-breaching party. The termination right provided in this Section 11 is not exclusive of any remedies to which either party may otherwise be entitled in law or in equity in the event of a breach of this Agreement.

            (c) TERMINATION WITHOUT CAUSE. Following the completion of the first Contract Year of this Agreement, notwithstanding the foregoing, either party may terminate this Agreement with or without cause, at any time upon three
(3) months' prior written notice.

            (d) RETURN OF CONFIDENTIAL INFORMATION. Upon the termination of this Agreement by either party for any reason, each party shall promptly return all Confidential Information belonging to the other party provided that, notwithstanding anything contained herein to the contrary, in the event of termination by SLM due to non-payment by Subscriber of any monies owed hereunder, SLM shall have the right to retain and use for its benefit any Data and all rights related thereto.

      12. NOTICES. All notices and statements to be given under this Agreement shall be given in writing, derived by hand, overnight express or similar service (fee prepaid), or first class United States registered or certified mail with return receipt requested (postage prepaid), or facsimile to the following addresses (which may be changed by written notice according to the terms of this paragraph):

IF TO SLM:          Sales Lead Management, Inc.
                    135 Pinelawn Road
                    Suite 130N
                    Melville, NY 11747
                    Attn: Michael Mavrovitis - National Sales Manager
                    Fax No.: (631)393-0153

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

IF TO SUBSCRIBER:   KENT FINANCIAL
                    OFICENTRO LA SABANA
                    EDIFICO 7 PIS03 SAN JOSE, COSTA RICA
                    ATTN: ADAM SILVERSTEIN
                    FAX NO.: 866-517-8975

All written notices and statements shall be deemed given, delivered, received and effective upon personal delivery, the same day of sending by facsimile once confirmed, one calendar day after sending by overnight express or similar service, or three calendar days after mailing by first class United States mail.

      13. HEADINGS. The paragraph and section headings used in this Agreement are for purposes of convenience only and shall not be deemed a part of this Agreement for purposes of construction or interpretation.

      14. ENTIRE AGREEMENT, AMENDMENT. This Agreement constitutes the entire agreement and understanding between the parties relating to the subject matter hereof, and all other prior agreements or understandings, written or verbal, are hereby superseded. This Agreement cannot be amended, waived or modified unless the parties so agree in writing signed by both of the parties hereto.

      15. ASSIGNMENT. This Agreement and the rights and duties hereunder may not be assigned or delegated by either party without the prior written consent of the non-assigning party, except by SLM, in connection with a sale of it's entire business, whether such sale is accomplished by a transfer of substantially all of its assets, by merger or otherwise provided that any such assignee agrees in writing to be bound by the terms of this Agreement.

      16. NO PARTNERSHIP. Nothing contained herein shall constitute this arrangement to be a joint venture or a partnership between SLM and Subscriber.

      17. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

      18. NO WAIVER. Failure on the part of either party to complain of any action or non-action of the other party shall not be deemed to be a waiver of any rights under this Agreement. No waiver of any of the provisions of this Agreement shall be deemed to be a waiver of other provisions of this Agreement, and a waiver at any time of the provisions of this Agreement shall not be construed as a wavier at any subsequent time of the same provisions.

      19. SEVERABILITY. If any term of this Agreement is held to be invalid or unenforceable, this Agreement shall be construed without such invalid or unenforceable term.

      20. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts. Each counterpart so executed shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

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      21.   GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to its conflicts of laws principles. Any and all actions arising out of the performance of this Agreement shall only be maintained in the appropriate Federal or State courts located in the State of New York, Counties of Nassau or Suffolk and the parties irrevocably consent to the exclusive jurisdiction of such courts. Subscriber expressly acknowledges and agrees that the pricing and other terms herein have been negotiated, set and calculated in reliance on Subscriber's agreement and willingness to be exclusively and irrevocably subject to the personal jurisdiction of the state and federal courts located in New York State, Counties of Nassau or Suffolk and that SLM would not enter into this Agreement absent such agreement by Subscriber.

[SUBSCRIBER]                                SALES LEAD MANAGEMENT, INC.

Kent Financial                              By: /s/ Michael Mavrovitis
-----------------------------------------       --------------------------------
(Print Business Name)                       (Signature of Authorized
                                               Representative)

By: /s/ Adam Silverstein                    Name: Michael Mavrovitis
    -------------------------------------         ------------------------------
(Signature of Authorized Representative)    (Print Name of Authorized
                                               Representative)

NAME: Adam Silverstein                      Title: National Sales Manager
      -----------------------------------          -----------------------------
(Print Name of Authorized Representative)   (Title of Authorized Representative)

TITLE:
       ----------------------------------
(Title of Authorized Representative)

DATE                                        DATE
     ------------------------------------        -------------------------------

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

                                   SCHEDULE A

                                    SERVICES

o     Custom Registered Representative Set-up

o     Login Registration and password assignment

o     Introductory Custom Flash campaign

o     Two digital photographs captured and uploaded

o     Custom digital resume' preparation and upload

o     On-site or Web based introductory tutorial and workshop

o     Unlimited customer service

o     100mb storage (approximately 50,000 leads) per user

o     Complete security through Verisign 128bit encrypted SSL.

o     100% Redundancy via failover co-location at Globix Inc

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                                   SCHEDULE B

                                 FEES AND TERMS

1.    PERIOD OF CONTRACT

      (a) This contract is for a period of 90 days. After the 90 days the contract will automatically renew into a 1 year term.

2.    MONTHLY SUBSCRIPTION FEE AND SET-UP FEE

      (a) $100.00 USD based on cost associated with current terminals needed by Subscriber, and will be kept at this level up to and including 30 terminals of usage. Payment of monthly subscription fee to commence August 1st 2005 from the date hereof.

      (b)   A $200 per user set-up fee will be waived for the first 30 users.

      (c) The above fees do include a FlashPro customization. Additional charges for FlashPro customization will be assessed at a price to be mutually agreed upon between Subscriber and SLM.

3.    SECURITY DEPOSIT

      (a) A security deposit in an amount equal to 0 months of subscription fees is due upon execution of this Agreement.

4.    RENEWAL OF CONTRACT

      (a) Subscriber shall have the right to renew this Agreement upon at least six (6) months prior written notice to SLM, for a period of either one (1), two (2) or three (3) years (at Subscriber's option) provided, that the subscription fees and other costs to be charged to Subscriber shall be at SLM's then published rates for the System (or any comparable system then being used). The original term and any renewal terms shall be subject to SLM's right of termination as provided for hereinabove.